Sales Contract of Finished Oil

Party A (Seller): Xi’an Baorun Industrial Development Co., Ltd. Contract No.: zc20061011
Party B (Buyer): Shangdong Jin Cheng Petrochemical Group Co. Ltd. Place: Xi’an

1.	The Quality, Supplier, Quantity, Amount and Delivering Time of The Product.

Product	Type	Quantity(ton)	Price (Yuan)	Total Amount	Delivering Time
# 5 Diesel		3,000	5,230	15,690,000
Total Amount: Fifteen million six hundred and ninety thousand Yuan

2.	Quality Requirements and Technical Standard
Quality requirements: Using the quality test result of the sample product on the arrival station.
The quality of the product should reach the national standards.

3.	Delivery Place
Arrival Station: Dongfeng Station, special rail way of Sinopec Qilu Company Ltd.

4.	Delivery Method and Cost
The seller should bear all of the expenses before arrival and the buyer should bear the delivery expenses after receiving the product but the seller should assume the return expenses of the self-prepared vehicle.

5.	Acceptance Criteria
Using the data offered by the refinery. When the train arrives at the station the seller should supervise the uploading process.

6.	Payment Term
Payment upon two invoices (invoices of VAT and transportation fee).
The buyer shall pay 80% of the total amount after receiving the product and pay the balance upon receiving the invoices of VAT and transportation fee accepted by the buyer. And the payer of the invoices should be the full name of Shandong Jincheng Petrochemical Group.

7.	Default
The liability from default and breaching action shall be resolved in compliance with Contract Law of the People's Republic of China.

8.	Disputes
In case of any dispute, the two parties hereto shall negotiate friendly or they may propose a suit to the local People’s Court in the place where the suitor is located.

Seller		Buyer
Company Name	Xi’an Baorun Industrial Development Co., Ltd.øGroup÷Co., Ltd.	Company Name	Shangdong Jin Cheng Petrochemical Group Co. Ltd.
Address	Dongxin Century Square # 7 Huoju Rd Xi'an, Shaanxi	Address	Maqiao Town Hengtaixian, Zibo City, Shandong Province
Legal Person	(SEAL)	Legal Person	(SEAL)
Authorized Person		Authorized Person
Zip Code	710043	Zip Code	256405
Fax	029-82683629	Fax	0533-8530055